Item 77C - DWS Equity Partners Fund
Registrant incorporates by reference to Proxy
Statement filed on March 8 2006 (Accession No.
0001193125-06-044817) A Special Meeting of
Shareholders (the "Meeting") of DWS Equity Partners
Fund (the "Fund") was held on May 5, 2006, at the
offices of Deutsche Asset Management, 345 Park
Avenue, New York, New York 10154. At the Meeting,
the following matters were voted upon by the
shareholders (the resulting votes are presented
below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
11,395,731.095
45,733.331
Dawn-Marie Driscoll
11,398,474.092
42,990.331
Keith R. Fox
11,398,287.095
43,177.331
Kenneth C. Froewiss
11,396,329.095
45,135.331
Martin J. Gruber
11,400,512.095
40,952.331
Richard J. Herring
11,400,634.095
40,830.331
Graham E. Jones
11,402,050.095
39,414.331
Rebecca W. Rimel
11,397,769.095
43,695.331
Philip Saunders, Jr.
11,402,592.095
38,872.331
William N. Searcy, Jr.
11,399,849.095
41,615.331
Jean Gleason
Stromberg
11,395,422.095
46,042.331
Carl W. Vogt
11,395,853.095
45,611.331
Axel Schwarzer
11,395,544.095
45,920.331

The meeting was reconvened on June 1, 2006, at
which time the following matters were voted
upon by the shareholders (the resulting votes are
presented below):
II-A.	Approval of an Amended and Restated
Investment Management Agreement with the Fund's
Current Investment Advisor.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,114,715.254
545,037.406
152,802.137
1,229,065.000

II-B.	Approval of an Amended and Restated Investment
Management Agreement with Deutsche Investment
Management Americas Inc.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,152,859.802
498,637.689
161,057.306
1,229,065.000

II-C.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
6,790,398.959
854,678.624
167,477.214
1,229,065.000

III.	Approval of revised fundamental investment
restrictions on:
III-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,509,706.106
230,473.748
72,374.943
1,229,065.000

III-C.	Senior Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,509,656.431
230,523.423
72,374.943
1,229,065.000

III-D.	Concentration

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,510,722.213
229,457.641
72,374.943
1,229,065.000

III-E.	Underwriting of Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,509,299.288
230,880.566
72,374.943
1,229,065.000

III-F.	Real Estate Investments

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,510,600.213
229,579.641
72,374.943
1,229,065.000

III-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,502,424.448
237,755.406
72,374.943
1,229,065.000

III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,510,492.888
229,686.966
72,374.943
1,229,065.000

III-I.	Portfolio Diversification for Diversified Funds

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,510,492.888
229,686.966
72,374.943
1,229,065.000

IV.	Approval of Reclassification of the Fund's
Investment objective as Non-Fundamental.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
6,721,277.295
906,866.198
184,411.304
1,229,065.000

VI.	Approval of Amended and Restated Articles of
Incorporation.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
7,518,551.463
143,519.911
150,483.423
1,229,065.000

VIII.	Adoption of Amended and Restated Rule 12b-1 Plans
for Class B and Class C shares.
Class B

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
135,435.797
1,766.733
3,347.423
46,477.000

Class C

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
199,789.347
7,320.773
11,680.001
74,416.000

*	Broker non-votes are proxies received by
the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.